[Set on left side of page]

/s/ ????????
---------------------
Examiner


/s/ ???????
---------------------
Name
Approved


C
P
M
R.A.


---------------------
P.C.

                                                       FEDERAL IDENTIFICATION
                                                       NO.     04-2734036
                                                       ----------------------


                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH
             ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,   Frederick J. Lizza                                           , *President/
    ---------------------------------------------------------------

and   Anne Marie Monk                                              , *Clerk/
    ---------------------------------------------------------------

of    Software 2000, Inc.                                          ,
    ---------------------------------------------------------------
                          (Exact name of corporation)

located at  25 Communications Way, Drawer 6000, Hyannis, MA 02601  ,
          ---------------------------------------------------------
                (Street address of corporation in Massachusetts)


certify that these Articles of Amendment affecting articles numbered:

                                    One (1)
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February 14, 1997, by vote of:
                                                                       ------------------

10,637,652  shares of        Common Stock             of   10,802,091    shares outstanding,
-----------           ------------------------------     ---------------
                      (type, class & series, if any)

            shares of                                 of                 shares outstanding, and
-----------           ------------------------------     ---------------
                      (type, class & series, if any)

            shares of                                 of                 shares outstanding,
-----------           ------------------------------     ---------------
                      (type, class & series, if any)


1**being at lease a majority of each type, class or series outstanding and entitled to vote thereon:/

          Voted: That the name by which the corporation shall be known is hereby changed to : Infinium Software, Inc.


*Delete the inapplicable words.     ** Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES       TYPE     NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to :


--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES       TYPE     NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                .
                     -----------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this   17th   day of    February,  1997.
                                           ---------        -----------  -----

/s/ Frederick J. Lizza                                       , *President/
-------------------------------------------------------------

/s/ Anne Marie Monk                                          , *Clerk/
-------------------------------------------------------------

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                     =====================================

      I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 18th day of February 1997.

      Effective date:
                     ------------------------------------------------------



                           /s/ WILLIAM FRANCIS GALVIN

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:


Infinium Software, Inc.
---------------------------------------------
Anne Marie Monk, Clerk
---------------------------------------------
25 Communications Way
---------------------------------------------
Hyannis, MA 02601